UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 1, 2020, SCYNEXIS, Inc. filed a Form S-3 registration statement with an accompanying preliminary prospectus for the resale of shares of our common stock by Puissance Life Science Opportunities Fund VI (“Puissance”).  The shares of our common stock that may be resold by Puissance are the shares issuable upon conversion of the $10 million aggregate principal amount of our 6.0% Convertible Senior Notes due 2026 (the “Notes”) issued to Puissance on April 9, 2020.   The shares of our common stock will be issuable to Puissance if and when the Notes are converted into common stock, and the Form S-3 registration statement was filed to allow Puissance to sell or otherwise dispose of such converted shares from time to time, with the number of shares being registered representing the maximum number shares that could be issued upon conversion.  We are not selling any common stock under the Form S-3 registration statement and will not receive any of the proceeds from the sale or other disposition of converted shares issued to Puissance.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: May 1, 2020	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer